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                                                              EXHIBIT 23.9

                      CONSENT OF DANIEL L. DOCTOROFF

   I hereby consent to being named a proposed director of MeriStar Hospitality Corporation and to the use of my name wherever it appears in the Registration Statement filed by American General Hospitality Corporation ("AGH") on Form S-4 and the Joint Proxy Statement/Prospectus for AGH and CapStar Hotel Company, which forms a part of the Registration Statement, and any amendments thereto.

Dated: May 18, 1998
                                               /s/ Daniel L. Doctoroff
                                          By___________________________________

                                                 Daniel L. Doctoroff